Exhibit 15.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-14036) pertaining to the Amended and Restated James Hardie Industries plc 2001 Equity Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-153446) pertaining to the Amended and Restated James Hardie Industries plc Managing Board Transitional Stock Option Plan 2005 and the Amended and Restated James Hardie Industries plc Supervisory Board Share Plan 2006;

(3)	Registration Statements (Forms S-8 No. 333-161482, 333-190551, 333-198169, 333-206470 and 333-246178) pertaining to the Amended and Restated James Hardie Industries plc Long Term Incentive Plan 2006;

(4)	Registration Statement (Form S-8 No. 333-253533) pertaining to the James Hardie Industries plc 2020 Non-Executive Director Equity Plan

of our reports dated 20 May 2024, with respect to the consolidated financial statements of James Hardie Industries plc and the effectiveness of internal control over financial reporting of James Hardie Industries plc included in this Annual Report (Form 20-F) of James Hardie Industries plc for the year ended 31 March 2024.

                                /s/ Ernst & Young LLP
Irvine, California
20 May 2024